Exhibit 99.1

XFONE TO OFFER CONVERTIBLE BONDS TO ISRAELI INVESTORS

Jackson, MS - (PR Newswire) - August 24, 2006 - XFONE, Inc. (AMEX, TASE: XFN) today announced that it has filed with the Israel Securities Authority (“ISA”) and the Tel Aviv Stock Exchange (“TASE”), a draft prospectus for a public offering on the TASE of convertible bonds. The total amount proposed to be raised is $12 million. The proceeds are to be used for working capital, general corporate purposes, and to further the Company’s long-term growth strategy. The offering is subject to the approval of the ISA and the TASE, as well as the execution of an underwriting agreement and final pricing. There can be no assurance that the offering will be consummated. The Company intends to file a registration statement with the United States Securities and Exchange Commission for the resale of the shares of common stock issuable upon conversion of the convertible bonds.

"XFONE is clearly in a rapid growth phase, and it is essential that we have the sufficient capital resources on hand to respond quickly and aggressively to any strategic growth opportunities as they arise,” stated Guy Nissenson, President and CEO of XFONE, Inc.

Continuing, Nissenson added, “Our recent listing on the Tel Aviv Stock Exchange, along with this particular offering, represent significant steps in our strategy to grow our global audience of shareholders and company supporters. We believe that this offering will help us to build on our strong brand recognition and should aid in materially increasing our visibility in the Israeli financial markets.”

This press release is not an offer of securities for sale in the United States. The securities may not be offered or sold in the United States absent registration or an exemption from registration. Any public offering of securities to be made in the United States will be made by means of a prospectus that may be obtained from the Company, which will contain detailed information about the Company and management, as well as financial statements.

About XFONE, Inc.
A U.S.-domiciled corporation, XFONE, Inc. is an international voice, video and data communications services provider with operations in the United Kingdom, the United States and Israel that offers a wide range of services, which include: local, long distance and international telephone services; prepaid and postpaid calling cards; cellular services reselling opportunities; and email and fax broadcasting services. The Company serves customers across Europe, Asia, North America, South America, Australia and Africa.

This press release contains forward-looking statements. The words or phrases "should," "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." The Company's financial results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this press release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, and license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT
XFONE, Inc.
Alon Mualem, Chief Financial Officer,
011-972-39254446 or via email at alonm@xfone.com
Or
Elite Financial Communications Group/Elite Media Group
Dan Conway, 407-585-1080 or via email at xfn@efcg.net